Exhibit 4.59

GENESIS ENERGY, L.P.,
GENESIS ENERGY FINANCE CORPORATION
and
the Guarantors named herein

6.000% SENIOR NOTES DUE 2023
and
6.75% SENIOR NOTES DUE 2022
SIXTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEE
DATED AS OF DECEMBER 11, 2015
U.S. BANK NATIONAL ASSOCIATION,
Trustee

Exhibit 4.59

This SIXTH SUPPLEMENTAL INDENTURE, dated as of December 11, 2015 (this “Sixth Supplemental Indenture”), is among Genesis Energy, L.P., a Delaware limited partnership (the “Company”), Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the 2023 Guarantors referred to below, the 2022 Guarantors referred to below, the party identified under the caption “New Guarantor” on the signature pages hereto (the “New Guarantor”) and U.S. Bank National Association, a national banking association, as Trustee.
RECITALS
WHEREAS, the Issuers, the Initial Guarantors and the Trustee entered into an indenture, dated May 21, 2015 (the “Base Indenture”), as amended, supplemented and modified by (i) the Supplemental Indenture dated May 21, 2015 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of June 26, 2015 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of July 15, 2015 (the “Third Supplemental Indenture”), and the Fifth Supplemental Indenture, dated as of September 22, 2015 (the “Fifth Supplemental Indenture”; and, together with the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “2023 Supplemental Indentures”; and the Base Indenture, as supplemented by the 2023 Supplemental Indentures, the “2023 Indenture”), pursuant to which the Issuers have issued $400,000,000 in the aggregate principal amount of 6.000% Senior Notes due 2023 (the “2023 Notes”) and (ii) the Fourth Supplemental Indenture, dated as of July 23, 2015 (the “Fourth Supplemental Indenture”; and, together with the Fifth Supplemental Indenture, the “2022 Supplemental Indentures”; and the Base Indenture, as supplemented by the 2022 Supplemental Indentures, the “2022 Indenture”) pursuant to which the Issuers have issued $750,000,000 in the aggregate principal amount of 6.75% Senior Notes due 2022 (the “2022 Notes”);
WHEREAS, Section 8.01 of the First Supplemental Indenture provides that the Issuers, the Guarantors (as defined in the 2023 Indenture, herein called the “2023 Guarantors”) and the Trustee may amend or supplement the First Supplemental Indenture and the Base Indenture (as it relates to the 2023 Notes) in order to comply with Section 4.13 or 9.03 of the First Supplemental Indenture, without the consent of the Holders of the 2023 Notes;
WHEREAS, Section 8.01 of the Fourth Supplemental Indenture provides that the Issuers, the Guarantors (as defined in the 2022 Indenture, herein called the “2022 Guarantors”) and the Trustee may amend or supplement the Fourth Supplemental Indenture and the Base Indenture (as it relates to the 2022 Notes) in order to comply with Section 4.13 or 9.03 of the Fourth Supplemental Indenture, without the consent of the Holders of the 2022 Notes; and
WHEREAS, all acts and things necessary to make this Sixth Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, each of the 2023 Indenture and the 2022 Indenture, have been duly done and performed;
NOW, THEREFORE, to comply with the provisions of each of the 2023 Indenture and the 2022 Indenture and in consideration of the above premises, the Issuers, the 2023 Guarantors or the 2022 Guarantors, respectively, the New Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the 2023 Notes or the 2022 Notes, respectively, as follows:
ARTICLE 1
Section 1.01. This Sixth Supplemental Indenture is supplemental to each of the 2023 Indenture and the 2022 Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, each of the 2023 Indenture and the 2022 Indenture for any and all purposes.
Section 1.02. This Sixth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the 2023 Guarantors, the 2022 Guarantors, the New Guarantor and the Trustee.
ARTICLE 2
Section 2.01. From this date, in accordance with Section 4.13 or 9.03 of the First Supplemental Indenture and Section 4.13 or 9.03 of the Fourth Supplemental Indenture and by executing this Sixth Supplemental Indenture, the New Guarantor shall be subject to the provisions of (x) the First Supplemental Indenture and the Base Indenture (as it relates to the 2023 Notes) to the extent provided for in Article Nine of the First Supplemental Indenture and (y) the Fourth Supplemental Indenture and the Base Indenture (as it relates to the 2022 Notes) to the extent provided for in Article Nine of the Fourth Supplemental Indenture.

Exhibit 4.59

Section 2.02. The New Guarantor hereby becomes a party to the 2023 Indenture as a 2023 Guarantor with respect to the 2023 Notes and as such will have all of the rights and be subject to all of the obligations and agreements of a 2023 Guarantor under the 2023 Indenture with respect to the 2023 Notes. The New Guarantor agrees to be bound by all of the provisions of the 2023 Indenture applicable to a 2023 Guarantor with respect to the 2023 Notes and to perform all of the obligations and agreements of a 2023 Guarantor under the 2023 Indenture with respect to the 2023 Notes.
Section 2.03. The New Guarantor hereby becomes a party to the 2022 Indenture as a 2022 Guarantor with respect to the 2022 Notes and as such will have all of the rights and be subject to all of the obligations and agreements of a 2022 Guarantor under the 2022 Indenture with respect to the 2022 Notes. The New Guarantor agrees to be bound by all of the provisions of the 2022 Indenture applicable to a 2022 Guarantor with respect to the 2022 Notes and to perform all of the obligations and agreements of a 2022 Guarantor under the 2022 Indenture with respect to the 2022 Notes.
ARTICLE 3
Section 3.01. Except as specifically modified herein, the 2023 Indenture and the 2023 Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the First Supplemental Indenture. Except as specifically modified herein, the 2022 Indenture and the 2022 Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Fourth Supplemental Indenture.
Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Sixth Supplemental Indenture. This Sixth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in each of the 2023 Indenture and the 2022 Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.03. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04. The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

Exhibit 4.59

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first written above.
ISSUERS
GENESIS ENERGY, L.P.
By:    Genesis Energy, LLC,
its general partner

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

GENESIS ENERGY FINANCE CORPORATION

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer
2023 GUARANTORS and 2022 GUARANTORS
GENESIS CRUDE OIL, L.P.
GENESIS PIPELINE TEXAS, L.P.
GENESIS PIPELINE USA, L.P.
GENESIS CO2 PIPELINE, L.P.
GENESIS NATURAL GAS PIPELINE, L.P.
GENESIS SYNGAS INVESTMENTS, L.P.

By:    GENESIS ENERGY, LLC,
its general partner

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

GENESIS PIPELINE ALABAMA, LLC
GENESIS DAVISON, LLC
DAVISON PETROLEUM SUPPLY, LLC
DAVISON TRANSPORTATION SERVICES, LLC
RED RIVER TERMINALS, L.L.C. [LA]
TEXAS CITY CRUDE OIL TERMINAL, LLC
TDC, L.L.C.
GENESIS NEJD HOLDINGS, LLC
GENESIS FREE STATE HOLDINGS, LLC
DAVISON TRANSPORTATION SERVICES, INC.
TDC SERVICES, LLC
GENESIS CHOPS I, LLC
GENESIS CHOPS II, LLC
GEL CHOPS GP, LLC
GENESIS ENERGY, LLC
GENESIS MARINE, LLC
MILAM SERVICES, INC.
GEL TEX MARKETING, LLC
GEL LOUISIANA FUELS, LLC
GEL WYOMING, LLC
GENESIS SEKCO, LLC
GEL SEKCO, LLC
GENESIS RAIL SERVICES, LLC
GEL OFFSHORE PIPELINE, LLC
GENESIS OFFSHORE, LLC
GEL OFFSHORE, LLC
GENESIS ODYSSEY, LLC
GEL ODYSSEY, LLC
GENESIS POSEIDON, LLC
GEL POSEIDON, LLC
PRONGHORN RAIL SERVICES, LLC
GENESIS BR, LLC
BR PORT SERVICES, LLC
CASPER EXPRESS PIPELINE, LLC

AP MARINE, LLC
TBP2, LLC
GEL PRCS, LLC
POWDER RIVER EXPRESS, LLC
POWDER RIVER OPERATING, LLC
GEL TEXAS PIPELINE, LLC
THUNDER BASIN HOLDINGS, LLC
THUNDER BASIN PIPELINE, LLC
ANTELOPE REFINING, LLC
POWDER RIVER CRUDE SERVICES, LLC
GENESIS OFFSHORE HOLDINGS, LLC
GENESIS SAILFISH HOLDINGS, LLC
GENESIS POSEIDON HOLDINGS, LLC
CAMERON HIGHWAY OIL PIPELINE COMPANY, LLC
CAMERON HIGHWAY PIPELINE GP, L.L.C.
FLEXTREND DEVELOPMENT COMPANY, L.L.C.
GEL DEEPWATER, LLC
GEL IHUB, LLC
GENESIS DEEPWATER HOLDINGS, LLC
GENESIS GTM OFFSHORE OPERATING COMPANY, LLC
GENESIS IHUB HOLDINGS, LLC
GENESIS SMR HOLDINGS, LLC
HIGH ISLAND OFFSHORE SYSTEM, L.L.C.
MANTA RAY GATHERING COMPANY, L.L.C.
MATAGORDA OFFSHORE, LLC
POSEIDON PIPELINE COMPANY, L.L.C.
SAILFISH PIPELINE COMPANY, L.L.C.
SEAHAWK SHORELINE SYSTEM, LLC
SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

[Signature Page to Sixth Supplemental Indenture]

Exhibit 4.59

GEL CHOPS I, L.P
GEL CHOPS II, L.P.

By:    GEL CHOPS GP, LLC,
its general partner

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer
NEW GUARANTOR
GENESIS TEXAS CITY TERMINAL, LLC

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer
CAMERON HIGHWAY PIPELINE I, L.P.
By:    CAMERON HIGHWAY PIPELINE GP, L.L.C.,
its general partner

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

[Signature Page to Sixth Supplemental Indenture]

Exhibit 4.59

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Steven A. Finklea

Name:	Steven A. Finklea, CCTS

Title:	Vice President

[Signature Page to Sixth Supplemental Indenture]